OFFIT VIF DJG VALUE EQUITY FUND
                                  EXHIBIT 16
                                  TOTAL RETURN


       AGGREGATE ANNUAL TOTAL RETURN


       T = (ERV/P) - 1

       WHERE:               T =   TOTAL RETURN

                            ERV = REDEEMABLE  VALUE  AT THE  END OF THE
                                  PERIOD   OF   A   HYPOTHETICAL    $1,000
                                  INVESTMENT  MADE AT THE BEGINNING OF THE
                                  PERIOD.

                            P =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.



       EXAMPLE:

          SINCE INCEPTION:         ( 04/11/97 TO      09/30/97):
                                   (  1,326.0/1,000) -1                  32.60%
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                                     OFFIT VIF U.S. SMALL CAP FUND
                                     EXHIBIT 16
                                     TOTAL RETURN


AGGREGATE ANNUAL RETURN


T = (ERV/P) - 1

WHERE:                  T =       TOTAL RETURN

                        ERV =     REDEEMABLE  VALUE AT THE END OF THE PERIOD
                                  OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD.

                        P =       A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.



EXAMPLE:

     SINCE INCEPTION:             ( 04/11/97 TO       09/30/97 ):
                                  (  1,318.0/1,000)  -1                  31.80%